Ally Financial Inc. • Form 8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
August 3, 2012
(Date of report; date of earliest event reported)
Commission file number: 1-3754
ALLY FINANCIAL INC.
(Exact name of registrant as specified in its charter)

Delaware	38-0572512
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
200 Renaissance Center
P.O. Box 200 Detroit, Michigan
48265-2000
(Address of principal executive offices)
(Zip Code)
(866) 710-4623
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-12(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Ally Financial Inc. • Form 8-K

Item 8.01. Other Events
Ally Financial Inc. (Ally) is filing this Current Report on Form 8-K to update the historical consolidated financial statements and Management's Discussion and Analysis included in our Annual Report on Form 10-K for the year ended December 31, 2011. Historical information was updated for a change in reportable segments. Exhibit 99.1 contains the revised and updated financial information.
Change in Reportable Segment Information
On May 14, 2012, Residential Capital, LLC (ResCap) and certain of its wholly-owned direct and indirect subsidiaries filed for relief under Chapter 11 of the Bankruptcy Code in the United States. As a result of the bankruptcy filing, ResCap was deconsolidated from our financial statements; and beginning in the second quarter of 2012, we are presenting our mortgage business activities under one reportable operating segment, Mortgage operations. Previously our Mortgage operations were presented as two reportable operating segments, Origination and Servicing operations and Legacy Portfolio and Other operations. The new presentation is consistent with the organizational alignment of the business and management's current view of the mortgage business.
Under SEC regulations, the same reportable segment presentation is also required for previously issued financial statements for each of the years presented in our 2011 Form 10-K, even though the financial statements relate to periods prior to the reportable segment change. This change in reportable segment has no effect on our reported net income for any reporting period.

Ally Financial Inc. • Form 8-K

Item 9.01. Financial Statements and Exhibits
The exhibits listed on the accompanying Index of Exhibits are filed as a part of this report.

Exhibit	Description
23.1	Consent of Deloitte & Touche LLP.
99.1
Consolidated Financial Statements and Notes thereto, and Management's Discussion and Analysis recast for the reportable operating segment change for the fiscal years ended December 31, 2011, 2010, and 2009 (which replaces and supersedes Part II, Item 7 and Item 8, respectively, of the 2011 Form 10-K filed with the SEC on February 28, 2012).

Ally Financial Inc. • Form 8-K

Signatures
Ally Financial Inc. • Form 8-K
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, this 3rd day of August, 2012.

Ally Financial Inc.
(Registrant)

/S/ DAVID J. DEBRUNNER
David J. DeBrunner
Vice President, Chief Accounting Officer, and Corporate Controller